As filed with the Securities and Exchange Commission on July 10, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	95-3848122
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

315 Manitoba Avenue, Suite 200 Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

Northern Oil and Gas, Inc. 2013 Incentive Plan

(As Amended May 28, 2015)

(Full Title of the Plan)

Thomas W. Stoelk

Chief Financial Officer

Northern Oil and Gas, Inc.

315 Manitoba Avenue, Suite 200

Wayzata, Minnesota 55391

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (952) 476-9800

Copies to:

W. Morgan Burns

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	2,500,000	$5.90	$14,750,000	$1,713.95

(1)	Pursuant to Rule 416(c), this registration statement also covers any additional shares of common stock that become issuable under the Northern Oil and Gas, Inc. 2013 Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant’s common stock as quoted on the NYSE MKT on July 8, 2015.

NORTHERN OIL AND GAS, INC.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 2,500,000 shares of common stock, $0.001 par value (the “Common Stock”) of Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), which are reserved for issuance under the Company’s 2013 Incentive Plan, as amended on May 28, 2015 (the “2013 Plan”).

The Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on May 31, 2013 (File No. 333-188999), registering 1,500,000 shares of the Company’s Common Stock issuable under the 2013 Plan, is currently effective and the contents thereof are incorporated herein by reference, except to the extent that such content is updated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed (File No. 001-33999) with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this registration statement:

(a)	The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014 (which incorporates by reference certain portions of the Company’s definitive proxy statement for the Company’s 2015 Annual Meeting of Shareholders);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(c)	The description of the Company’s Common Stock contained in the registration statement on Form SB-2 filed on November 17, 2003 (Registration No. 333-146596), and all amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

No.	Description

4.1	Articles of Incorporation of Northern Oil and Gas, Inc. dated June 28, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2010).

4.2	By-Laws of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3. to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2010).

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

23.3	Consent of Ryder Scott Company, LP.

24.1	Powers of Attorney (included on signature page).

99.1	Northern Oil and Gas, Inc. 2013 Incentive Plan, as amended May 28, 2015 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on July 10, 2015.

NORTHERN OIL AND GAS, INC.

By:	/s/ Thomas W. Stoelk
Thomas W. Stoelk,
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors of the Registrant, does hereby make, constitute and appoint Michael L. Reger and Thomas W. Stoelk, and each of them or their respective successors as officers of the Registrant, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, with all exhibits thereto and other supporting documents, to be filed by the Registrant with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock reserved for issuance under the Registrant’s 2013 Incentive Plan, as it may be amended from time to time, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity and on the dates indicated:

Signature	Title	Date

/s/ Michael L. Reger	Chief Executive Officer, Chairman and Director	July 10, 2015
Michael L. Reger

/s/ Thomas W. Stoelk	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer	July 10, 2015
Thomas W. Stoelk

/s/ Lisa Bromiley	Director	July 10, 2015
Lisa Bromiley

/s/ Robert Grabb	Director	June 15, 2015
Robert Grabb

/s/ Delos Cy Jamison	Director	July 10, 2015
Delos Cy Jamison

/s/ Jack King	Director	July 10, 2015
Jack King

/s/ Richard Weber	Director	July 10, 2015
Richard Weber

INDEX TO EXHIBITS

No.	Description	Manner of Filing

4.1	Articles of Incorporation of Northern Oil and Gas, Inc.	Incorporated by Reference

4.2	By-Laws of Northern Oil and Gas, Inc.	Incorporated by Reference

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP	Contained in Exhibit 5.1 to this Registration Statement

23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)	Filed Electronically

23.3	Consent of Ryder Scott Company, LP	Filed Electronically

24.1	Powers of Attorney	Included on Signature Page

99.1	Northern Oil and Gas, Inc. 2013 Incentive Plan, as amended May 28, 2015	Incorporated by Reference